GAIN Capital Reports First Quarter 2017 Results

Key Results and Highlights for the First Quarter

•	Reported GAAP net loss of $18.9 million, or $0.39 per share

•
Completed acquisition and integration of FXCM U.S. client assets, resulting in the transfer of over $140 million in client assets to the FOREX.com platform and nearly 13,000 active accounts in the quarter

•	Grew retail client assets by 18% year-over-year

•	Increased institutional average daily volume by approximately 36% year-over-year

•	Repurchased 612,423 shares for a gross value of $4.7 million

BEDMINSTER, N.J., May 4, 2017 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the first quarter of 2017.

Net revenue for the quarter was $59.6 million, down from $115.6 million in the first quarter of 2016. GAAP Net Loss of $18.9 million for the quarter compared to $8.4 million of net income in the first quarter of 2016. Adjusted EBITDA for the quarter was $(13.4) million, down from $31.7 million in the first quarter of 2016. GAIN’s financial highlights are included in the chart below.

	Three Months Ended March 31,
	2017	2016
Net Revenue	$59.6	$115.6
Operating Expenses	(73.0)	(83.9)
Adjusted EBITDA(1)	$(13.4)	$31.7

Net (Loss)/Income	$(18.9)	$8.4
Adjusted Net (Loss)/Income(1)	$(18.6)	$16.9

Diluted GAAP EPS	$(0.39)	$0.17
Adjusted EPS(1)	$(0.39)	$0.35
___________________________________
Note: Dollars in millions, except per share amounts and where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.

“Although the first two months of the year presented challenging market fundamentals for our business, characterized by low volatility and narrow average trading ranges, we remain optimistic about the growth prospects for the company,” commented Glenn Stevens, CEO of GAIN Capital. “Market conditions improved in March and have continued to improve in April, with revenue capture returning to a normalized level consistent with our trailing twelve month average of $107 per million. Strong Q1 retail operating metrics, highlighted by 18 percent growth in client assets, reflect the opportunity for market share gains as we optimize our position as the #1 provider of retail FX in the U.S. As we look at ways to reduce costs and more efficiently allocate capital, we continue to focus on our organic growth strategy, investing in product enhancements and customer acquisition and retention initiatives to drive increased engagement and expand our global reach.”

Quarterly Operating Metrics

	Q1 17	Q1 16	Year-over-year Change
Retail Segment
OTC Trading Volume (1)	$619.3	$861.7	(28.1)%
OTC Average Daily Volume	$9.5	$13.5	(29.6)%
Active OTC Accounts (2)(3)	136,829	132,452	3.3%

Institutional Segment
ECN Volume (1)	$759.6	$531.6	42.9%
ECN Average Daily Volume	$11.7	$8.3	41.0%
Swap Dealer Volume (1)	$225.5	$186.6	20.8%
Swap Dealer Average Daily Volume	$3.5	$2.9	20.7%

Futures Segment
Number of Futures Contracts	2,060,631	2,334,308	(11.7)%
Futures Average Daily Contracts	33,236	38,267	(13.1)%
Active Futures Accounts (2)	8,201	8,890	(7.8)%

_______________________________________
All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded. For the quarter, indirect volume represented 39.8% of total retail OTC trading volume.
2 Accounts that executed a transaction during the 12 months ended March 31, 2017.
3 GAIN has updated its historical active account disclosures to reflect a change in definition for certain accounts.

Monthly Operating Metrics

	Apr-17	Mar-17	Sequential Change	Apr-16	Year-over-year Change
Retail Segment
OTC Trading Volume (1)	$185.0	$239.2	(22.7)%	$255.8	(27.7)%
OTC Average Daily Volume	$9.3	$10.4	(10.6)%	$12.2	(23.8)%
Active OTC Accounts (2)(3)	135,918	136,829	(0.7)%	136,336	(0.3)%

Institutional Segment
ECN Volume (1)	$230.5	$271.7	(15.2)%	$163.2	41.2%
ECN Average Daily Volume	$11.5	$11.8	(2.5)%	$7.8	47.4%
Swap Dealer Volume (1)	$50.1	$67.4	(25.7)%	$69.7	(28.1)%
Swap Dealer Average Daily Volume	$2.5	$2.9	(13.8)%	$3.3	(24.2)%

Futures Segment
Number of Futures Contracts	544,369	827,296	(34.2)%	766,254	(29.0)%
Futures Average Daily Contracts	28,651	35,969	(20.3)%	36,488	(21.5)%
Active Futures Accounts (2)	8,075	8,201	(1.5)%	8,931	(9.6)%
_______________________________________
All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded. For the quarter, indirect volume represented 39.8% of total retail OTC trading volume.
2 Accounts that executed a transaction during the last 12 months.
3 GAIN has updated its historical active account disclosures to reflect a change in definition for certain accounts.

Acquisition of FXCM U.S. Client Base
On February 24, 2017, GAIN completed the acquisition of the client base of FXCM's U.S. operations. Over $140 million in client assets were successfully migrated to GAIN's FOREX.com (www.forex.com), with nearly 13,000 accounts actively trading during the first quarter. In the quarter, GAIN paid $5.1 million to FXCM per the terms of the acquisition agreement.

Capital Return and Dividend
In the first quarter, GAIN focused on returning capital to shareholders through buybacks and dividends, which amounted to a combined total of approximately $7.6 million.

In the first quarter, GAIN repurchased 612,423 shares of stock at an average price of $7.59.

GAIN’s Board of Directors declared a quarterly cash dividend of $0.06 per share of the Company’s common stock. The dividend is payable on June 20, 2017 to shareholders of record as of the close of business June 13, 2017.

Conference Call
GAIN will host a conference call May 4, 2017 at 4.30 p.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10105863#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31,
	2017	2016
REVENUE:
Retail revenue	$38.9	$95.0
Institutional revenue	8.4	6.7
Futures revenue	10.6	12.0
Other revenue	1.0	1.6
Total non-interest revenue	58.9	115.3
Interest revenue	0.8	0.3
Interest expense	0.2	0.1
Total net interest revenue	0.7	0.2
Net revenue	$59.6	$115.6
EXPENSES:
Employee compensation and benefits	$24.2	$26.4
Selling and marketing	9.3	6.4
Referral fees	16.4	20.7
Trading expenses	8.1	8.4
General and administrative	9.7	16.0
Depreciation and amortization	4.0	3.2
Purchased intangible amortization	3.6	3.9
Communications and technology	5.2	5.3
Bad debt provision	0.1	0.6
Restructuring expenses	—	0.8
Integration expenses	—	0.8
Legal settlement	—	9.4
Total expenses	80.6	101.9
Operating (loss)/profit	(21.0)	13.7
Interest on long term borrowings	2.7	2.6
(Loss)/Income before income tax (benefit)/expense	(23.7)	11.1
Income tax (benefit)/expense	(4.9)	2.3
Net (loss)/income	(18.8)	8.7
Net (loss)/income attributable to non-controlling interests	0.1	0.3
NET (LOSS)/INCOME APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$(18.9)	$8.4
(Loss)/Earnings per common share:
Basic	$(0.39)	$0.17
Diluted	$(0.39)	$0.17
Weighted averages common shares outstanding used in computing (loss)/earnings per share:
Basic	47,894,546	48,622,816
Diluted	47,894,546	48,983,880
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Note: Dollars in millions, except share, per share data and where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheet
(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS:
Cash and cash equivalents	$183.7	$234.8
Cash and securities held for customers	1,042.1	945.5
Receivables from brokers	75.9	61.1
Property and equipment - net of accumulated depreciation	38.0	36.5
Intangible assets, net of accumulated amortization	70.5	67.4
Goodwill	32.3	32.1
Other assets	50.2	52.8
Total assets	$1,492.6	$1,430.1
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	$1,042.1	$945.5
Accrued compensation & benefits	4.9	13.6
Accrued expenses and other liabilities	39.6	41.5
Income tax payable	0.9	4.0
Convertible senior notes	126.0	124.8
Total liabilities	$1,213.5	$1,129.3
Redeemable non-controlling interests	$5.8	$6.6
Shareholders' equity	273.3	294.2
Total liabilities and shareholders' equity	$1,492.6	$1,430.1
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net (loss)/income is a non-GAAP financial measure and represents our net (loss)/income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and other non-recurring items. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net (loss)/income assists investors in evaluating our operating performance. However, because adjusted net (loss)/income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net (loss)/income.

Net (Loss)/Income to Adjusted Net (Loss)/Income and Adjusted EPS
(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net (loss)/income applicable to Gain Capital Holdings Inc.	$(18.9)	$8.4
Income tax	(4.9)	2.3
Non-controlling interest	0.1	0.3
Pre-tax (loss)/income	$(23.7)	$11.1
Adjustments	—	11.0
Adjusted pre-tax (loss)/income	$(23.7)	$22.1
Adjusted income tax	5.2	(4.9)
Non-controlling interest	(0.1)	(0.3)
Adjusted net (loss)/income	$(18.6)	$16.9

Adjusted (loss)/earnings per common share
Basic	$(0.39)	$0.35
Diluted	$(0.39)	$0.35
Weighted average common shares outstanding used in computing (loss)/earnings per common share
Basic	47,894,546	48,622,816
Diluted	47,894,546	48,983,880

_____________________________
Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our (loss)/earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, legal settlement, and non-controlling interest. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net (loss)/income.

Reconciliation of GAAP Net (Loss)/Income to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net revenue	$59.6	$115.6
Net (loss)/income applicable to Gain Capital Holdings Inc.	(18.9)	8.4
Net (loss)/income margin %	(32)%	7%

Net (loss)/income	(18.9)	8.4
Depreciation and amortization	4.0	3.2
Purchased intangible amortization	3.6	3.9
Interest expense	2.7	2.6
Income tax (benefit)/expense	(4.9)	2.3
Restructuring expenses	—	0.8
Integration costs	—	0.8
Legal settlement	—	9.4
Net income attributable to non-controlling interest	0.1	0.3
Adjusted EBITDA	$(13.4)	$31.7
Adjusted EBITDA Margin(1)	(22)%	27%
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in three operating segments: Retail Segment, Institutional Segment and Futures Segment.

Retail

	Three Months Ended March 31,
	2017	2016
Trading Revenue	$38.9	$94.7
Other Retail Revenue	1.2	2.0
Total Revenue	40.1	96.7

Employee Comp & Ben	15.3	16.7
Marketing	8.9	6.2
Referral Fees	12.3	16.6
Other Operating Expense	14.5	20.9
Segment (Loss)/Profit	$(11.0)	$36.3
Segment (Loss)/Profit Margin %	(27)%	38%
Institutional

	Three Months Ended March 31,
	2017	2016
ECN	$6.1	$4.8
Swap Dealer	2.5	2.3
Total Revenue	8.6	7.1

Employee Comp & Ben	4.0	3.2
Other Operating Expense	3.2	2.4
Segment Profit	$1.3	$1.5
Segment Profit Margin %	15%	21%
____________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended March 31,
	2017	2016
Revenue	$11.0	$12.2

Employee Comp & Ben	2.6	3.0
Marketing	0.3	0.2
Referral Fees	4.1	4.1
Other Operating Expense	3.7	4.0
Segment Profit	$0.3	$1.0
Segment Profit Margin %	3%	8%

Corporate and Other

	Three Months Ended March 31,
	2017	2016
Revenue	$(0.1)	$(0.5)

Employee Comp & Ben	2.5	3.5
Marketing	0.1	0.0
Other Operating Expense	1.3	3.0
Loss	$(4.0)	$(7.0)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit to Income Before Income Tax Expense

	Three Months Ended March 31,
	2017	2016
Retail segment	$(11.0)	$36.3
Institutional segment	1.3	1.5
Futures segment	0.3	1.0
Corporate and other	(4.0)	(7.0)
Segment (Loss)/Profit	(13.4)	31.7
Depreciation and amortization	4.0	3.2
Purchased intangible amortization	3.6	3.9
Restructuring expenses	—	0.8
Integration expenses	—	0.8
Legal settlement	—	9.4
Operating (loss)/profit	$(21.0)	$13.7
Interest expense on long term borrowings	2.7	2.6
(Loss)/Income before income tax (benefit)/expense	$(23.7)	$11.1

____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 15, 2017, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.